UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2010

GAMETECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-23401 (Commission File Number)	33-0612983 (IRS Employer Identification No.)

8850 Double Diamond Pkwy. Reno, Nevada (Address of principal executive offices)		89521 (Zip Code)

(775) 850-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                      Changes in Registrant’s Certifying Accountant

On November 15, 2010, Grant Thornton, LLP (“Grant Thornton”) informed GameTech International, Inc. (the “Company”) and the Company’s audit committee of the board of directors (the “Audit Committee”) that it had resigned as the independent accountant of the Company.  The Company’s Audit Committee of the board of directors (the “Audit Committee”) accepted the resignation of Grant Thornton on November 17, 2010.

Grant Thornton’s audit reports on the Company’s financial statements for the fiscal years ended November 1, 2009 and November 2, 2008 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended November 1, 2009 and November 2, 2008, and any subsequent interim period preceding the resignation of Grant Thornton, and through the date of this filing, there have been no disagreements between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of Grant Thornton would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Grant Thornton, in connection with its incomplete 2010 third quarter review engagement, determined that a material weakness existed in the Company’s internal controls.  Specifically, Grant Thornton determined that the controls over the financial reporting review process of the Company were ineffective and the Company did not have the appropriate resources to prepare financial statements in accordance with United States generally accepted accounting principles.  There was no disagreement between the Company and Grant Thornton concerning the material weakness identified by Grant Thornton during its 2010 third quarter review engagement, the Company’s Audit Committee discussed the material weakness with Grant Thornton.  The Company has implemented a plan to rectify the material weakness identified by Grant Thornton during its 2010 third quarter review engagement.  Other than indicated above, there are no other reportable events.

On November 18, 2010, the Company’s Audit Committee appointed Piercy Bowler Taylor & Kern (“PBTK”) to review the Company’s 2010 third quarter interim financial statements for the three month period ending August 1, 2010 and to audit the Company’s consolidated financial statements for the fiscal year ending October 31, 2010.  During the Company’s two most recent fiscal years and the subsequent interim period through the date of PBTK’s appointment, the Company (i) did not consult with PBTK on the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements within the meaning of Item 304(a)(2)(i) of Regulation S-K; and (ii) did not consult with PBTK on any matter that was either the subject of a disagreement, as the term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has authorized Grant Thornton to respond fully to the inquiries of PBTK and has provided Grant Thornton with a copy of the disclosure contained in this Form 8-K. Grant Thornton has furnished the Company with a letter addressed to the SEC stating their agreement with the above statements.  A copy of the letter is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01    Financial Statements and Exhibits

(d) Exhibit

16.1 Letter, dated November 19, 2010, from Grant Thornton LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMETECH INTERNATIONAL, INC.

By:	/S/ James Robertson
James Robertson
Vice President & General Counsel

Dated:  November 19, 2010